Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Michael Hartshorn	Connie Wong
	Senior Vice President,	Senior Manager, Investor Relations
	Deputy Chief Financial Officer	(925) 965-4668
	(925) 965-4503	connie.wong@ros.com

ROSS STORES REPORTS JANUARY 2013 SAME STORE SALES GAIN OF 4%
AND RAISES FOURTH QUARTER 2012 EPS ESTIMATE
ANNOUNCES NEW $1.1 BILLION STOCK REPURCHASE PROGRAM
AND 21% INCREASE IN QUARTERLY CASH DIVIDEND
ISSUES 2013 FISCAL YEAR GUIDANCE

     Pleasanton, California, February 7, 2013 -- Ross Stores, Inc. (Nasdaq: ROST) today reported sales for the five weeks ended February 2, 2013 of $672 million, an increase of 39% over the $483 million in sales for the four weeks ended January 28, 2012. Same store sales for the four weeks ended January 26, 2013 grew 4% on top of a 5% gain for the four weeks ended January 28, 2012.

     For the 14 weeks ended February 2, 2013, sales rose 15% to $2.761 billion, from $2.398 billion for the 13 weeks ended January 28, 2012. Comparable store sales for the 13 weeks ended January 26, 2013 were up 5% over a 7% increase for the 13 weeks ended January 28, 2012.

     For the 53 weeks ended February 2, 2013, sales grew 13% to $9.721 billion, compared to $8.608 billion in sales for the 52 weeks ended January 28, 2012. Comparable store sales for the 52 weeks ended January 26, 2013 rose 6% on top of a 5% increase for the 52 weeks ended January 28, 2012.

     Michael Balmuth, Vice Chairman and Chief Executive Officer, commented, “Sales for both January and the fourth quarter of fiscal 2012 were ahead of our expectations as we continue to drive solid revenue growth by offering terrific assortments of compelling name brand bargains that resonate with today’s value-focused consumers.”

Fourth Quarter and Fiscal 2012 Estimates

     Based on January sales and margin results, the Company is raising its earnings per share estimates for the 14 and 53 weeks ended February 2, 2013 to be in the range of $1.06 to $1.07 and $3.52 to $3.53, respectively. The projected results for both periods include an estimated per share benefit of approximately $.10 from the 53rd week. Earnings per share for the 13 and 52 weeks ended January 28, 2012 were $.85 and $2.86, respectively.

New $1.1 Billion Stock Repurchase Authorization and 21% Increase in Cash Dividend

     The Company announced that its Board of Directors recently approved the repurchase of up to $1.1 billion of its common stock over the next two years through fiscal 2014. At recent stock prices, this new authorization represents about 8% of the Company’s total market value and a 22% increase over the prior two-year $900 million authorization that was completed in January 2013.

     The Board also raised the quarterly cash dividend to $.17 per share, up 21% on top of a 27% increase in the prior year. This higher quarterly dividend is payable on March 29, 2013 to stockholders of record as of February 22, 2013.

     In commenting on these actions, Mr. Balmuth said, “Our larger two-year $1.1 billion stock repurchase authorization and substantial increase in the quarterly cash dividend demonstrate our confidence in the Company’s ongoing ability to generate significant amounts of cash after self-funding our growth and the other capital needs of our business. We have repurchased stock as planned every year since 1993 and have also raised our quarterly cash dividend annually since 1994. This consistent record reflects our unwavering commitment to enhancing stockholder value and returns.”

Fiscal 2013 Guidance

     For the 52 weeks ending February 1, 2014, the Company is forecasting same store sales to grow 1% to 2% on top of robust 6% and 5% increases in the prior two years, respectively. Fiscal 2013 earnings per share for the 52 weeks ending February 1, 2014 are projected to be $3.65 to $3.80. Excluding the estimated $.10 per share from the 53rd week in fiscal 2012, this guidance represents forecasted earnings per share growth of 6% to 11% on top of an estimated 20% increase in 2012 and a 24% gain in 2011.

     For the 13 weeks ending May 4, 2013, comparable store sales are forecast to increase 1% to 2% on top of 9% and 3% gains in 2012 and 2011, respectively. Earnings per share for the first quarter of 2013 are projected to be in the range of $1.00 to $1.04, up from $.93 for the 13 weeks ended April 28, 2012. This guidance reflects forecasted EPS growth of 8% to 12% following a 26% and 28% increase in the first quarters of 2012 and 2011, respectively.

     In conclusion, Mr. Balmuth noted, “We are extremely pleased with our outstanding sales and estimated earnings growth for 2012 that continues to be driven by the strong execution of our off-price business strategies. Looking ahead, we believe our initial guidance for 2013 reflects respectable increases in both comparable store sales and earnings per share on top of exceptional gains over the past several years.”

     Additional recorded information concerning today’s press release and the Company’s future outlook can be accessed by calling 203-369-3267, PIN # 261313 from 8:30 a.m. Eastern time on February 7, 2013 through 8:00 p.m. Eastern time on February 8, 2013. A transcript of these comments will also be available in the Investors section of the Company’s website at www.rossstores.com.

     The Company expects to report February 2013 sales on Thursday, March 7, 2013 and final fourth quarter 2012 earnings results on Thursday, March 21, 2013.

     Forward-Looking Statements: This press release and the recorded comments on our corporate website contain forward-looking statements regarding expected sales, earnings levels and other financial results in future periods that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The estimated earnings per share for the fourth quarter and 53 weeks ended February 2, 2013 are preliminary and subject to adjustments. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related retailing merchandise industry; changes in the level of consumer spending on or preferences for apparel or home-related merchandise; the impact from the macro-economic environment and financial and credit markets including but not limited to interest rates, recession, inflation, deflation, energy costs, tax rates and policy, unemployment trends, and fluctuating commodity costs; changes in geopolitical and geo-economic conditions; unseasonable weather trends; disruptions in supply chain; lower than planned gross margin, including higher than planned markdowns and higher than expected inventory shortage; greater than planned operating costs; our ability to continue to purchase attractive brand-name merchandise at desirable discounts; our ability to attract and retain personnel with the retail talent necessary to execute our strategies; our ability to effectively operate our various supply chain, core merchandising and other information systems; our ability to improve our merchandising capabilities through the implementation of new processes and systems enhancements; achieving and maintaining targeted levels of productivity and efficiency in our distribution centers; and obtaining acceptable new store locations. Other risk factors are set forth in our SEC filings including without limitation, the Form 10-K for fiscal 2011 and Form 10-Qs and 8-Ks for fiscal 2012. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

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     Ross Stores, Inc. is an S&P 500, Fortune 500 and Nasdaq 100 (ROST) company headquartered in Pleasanton, California, with fiscal 2012 revenues of $9.7 billion. The Company operates Ross Dress for Less® (“Ross”), the largest off-price apparel and home fashion chain in the United States with 1,091 locations in 33 states, the District of Columbia and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20% to 60% off department and specialty store regular prices. The Company also operates 108 dd’s DISCOUNTS® in eight states that feature a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20% to 70% off moderate department and discount store regular prices. Additional information is available at www.rossstores.com.